Exhibit 99.1

Jessica Hansen, Vice President of Communications
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200 | InvestorRelations@drhorton.com
January 26, 2015

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2015 FIRST QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.0625 PER SHARE

Fiscal 2015 First Quarter Highlights - as compared to the prior year quarter

•	Net sales orders increased 40% in value to $2.1 billion and 35% in homes to 7,370

•	Homes closed increased 37% in value to $2.2 billion and 29% in homes to 7,973

•	Sales order backlog increased 29% in value to $2.7 billion and 21% in homes to 9,285

•	Pre-tax income increased 16% to $220.7 million

•	Net income increased 16% to $142.5 million, or $0.39 per diluted share

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income for its first fiscal quarter ended December 31, 2014 increased 16% to $142.5 million, or $0.39 per diluted share, from $123.2 million, or $0.36 per diluted share in the same quarter of fiscal 2014. Homebuilding revenue for the first quarter of fiscal 2015 increased 38% to $2.3 billion from $1.6 billion in the same quarter of fiscal 2014. Homes closed in the quarter increased 29% to 7,973, compared to 6,188 homes in the prior year quarter.

Net sales orders for the first quarter ended December 31, 2014 increased 35% to 7,370 homes and 40% in value to $2.1 billion, compared to 5,454 homes and $1.5 billion in the prior year quarter. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the first quarter of fiscal 2015 was 24%. The Company’s sales order backlog of homes under contract at December 31, 2014 increased 21% to 9,285 homes and 29% in value to $2.7 billion, compared to 7,684 homes and $2.1 billion at December 31, 2013.

The Company ended the quarter with $517.7 million of homebuilding unrestricted cash and net homebuilding debt to total capital of 35.4%. Net homebuilding debt to total capital consists of homebuilding notes payable net of cash divided by total equity plus homebuilding notes payable net of cash.

The Company has declared a quarterly cash dividend of $0.0625 per common share. The dividend is payable on February 17, 2015 to stockholders of record on February 6, 2015.

Donald R. Horton, Chairman of the Board, said, “Our fiscal 2015 is off to a great start, highlighted by $220.7 million of pre-tax income, on $2.3 billion of revenues. Our position as the largest and most geographically diverse homebuilder provides a strong platform for us to compete for new home sales, evidenced by year-over-year increases in the value of our net sales orders, home sales revenue and sales order backlog of 40%, 37% and 29%, respectively.

"Our weekly sales pace has accelerated in January, and we are well-positioned to capture demand in the spring selling season with our solid balance sheet and robust community count, finished lot supply and inventory of homes available for sale. We also continue to be pleased with the progress and performance of the rollouts of our Express Homes and Emerald Homes brands.

"We remain intently focused on growing revenues and profits at a double-digit pace, while generating improved returns and cash flows."

The Company will host a conference call today (Monday, January 26th) at 10:00 a.m. Eastern time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company's website at investor.drhorton.com.

D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for thirteen consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 79 markets in 27 states across the United States and closed 30,455 homes in the twelve-month period ended December 31, 2014. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Express Homes and Emerald Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that our weekly sales pace has accelerated in January, and we are well-positioned to capture demand in the spring selling season with our solid balance sheet and robust community count, finished lot supply and inventory of homes available for sale. The forward-looking statements also include that we remain intently focused on growing revenues and profits at a double-digit pace, while generating improved returns and cash flows.

Factors that may cause the actual results to be materially different from the future results expressed by the forward looking statements include, but are not limited to: potential deterioration in homebuilding industry conditions or general economic conditions; the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing and the liquidity provided by government-sponsored enterprises, the effects of government programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; home warranty and construction defect claims; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the impact of an inflationary, deflationary or higher interest rate environment; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulation on our financial services operations; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; our ability to effect our growth strategies or acquisitions successfully; our ability to realize the full amount of our deferred income tax assets; the effects of the loss of key personnel; the effects of negative publicity; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K which is filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2014	September 30, 2014
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$517.7	$632.5
Restricted cash	9.6	10.0
Inventories:
Construction in progress and finished homes	3,719.7	3,541.3
Residential land and lots — developed and under development	3,944.1	3,800.0
Land held for development	304.3	332.8
Land held for sale	21.2	26.4
	7,989.3	7,700.5
Deferred income taxes, net of valuation allowance of $31.0 million and $31.1 million at December 31, 2014 and September 30, 2014, respectively	552.7	565.0
Property and equipment, net	190.7	190.8
Other assets	448.5	441.1
Goodwill	94.8	94.8
	9,803.3	9,634.7
Financial Services:
Cash and cash equivalents	23.3	29.3
Mortgage loans held for sale	453.8	476.9
Other assets	58.3	61.6
	535.4	567.8
Total assets	$10,338.7	$10,202.5
LIABILITIES
Homebuilding:
Accounts payable	$400.4	$480.3
Accrued expenses and other liabilities	903.5	875.0
Notes payable	3,403.1	3,323.6
	4,707.0	4,678.9
Financial Services:
Accounts payable and other liabilities	44.2	44.7
Mortgage repurchase facility	323.7	359.2
	367.9	403.9
Total liabilities	5,074.9	5,082.8
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 372,540,748 shares issued and 365,340,677 shares outstanding at December 31, 2014 and 371,786,765 shares issued and 364,586,694 shares outstanding at September 30, 2014	3.7	3.7
Additional paid-in capital	2,639.1	2,613.7
Retained earnings	2,750.2	2,630.5
Treasury stock, 7,200,071 shares at December 31, 2014 and September 30, 2014, at cost	(134.3)	(134.3)
Accumulated other comprehensive income	2.2	2.2
Total stockholders’ equity	5,260.9	5,115.8
Noncontrolling interests	2.9	3.9
Total equity	5,263.8	5,119.7
Total liabilities and equity	$10,338.7	$10,202.5

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
	2014	2013
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$2,240.7	$1,630.8
Land/lot sales and other	12.3	4.8
	2,253.0	1,635.6
Cost of sales:
Home sales	1,798.1	1,266.7
Land/lot sales and other	10.3	4.3
Inventory and land option charges	6.0	2.6
	1,814.4	1,273.6
Gross profit:
Home sales	442.6	364.1
Land/lot sales and other	2.0	0.5
Inventory and land option charges	(6.0)	(2.6)
	438.6	362.0
Selling, general and administrative expense	238.0	183.4
Other (income)	(5.5)	(3.3)
Homebuilding pre-tax income	206.1	181.9
Financial Services:
Revenues, net of recourse and reinsurance expense	49.6	35.0
General and administrative expense	37.8	29.8
Interest and other (income)	(2.8)	(2.6)
Financial services pre-tax income	14.6	7.8
Income before income taxes	220.7	189.7
Income tax expense	78.2	66.5
Net income	$142.5	$123.2
Basic:
Net income per share	$0.39	$0.38
Weighted average number of common shares	364.9	323.1
Diluted:
Net income per share	$0.39	$0.36
Numerator for diluted income per share after assumed conversions	$142.5	$130.0
Adjusted weighted average number of common shares	368.1	364.4
Other Consolidated Financial Data:
Interest charged to cost of sales	$33.6	$25.3
Depreciation and amortization	$12.3	$7.8
Interest incurred	$40.4	$49.3

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
	2014	2013
	(In millions)
OPERATING ACTIVITIES
Net income	$142.5	$123.2
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	12.3	7.8
Amortization of discounts and fees	1.3	10.3
Stock based compensation expense	11.4	5.4
Excess income tax benefit from employee stock awards	(1.2)	(0.9)
Deferred income taxes	12.3	8.1
Inventory and land option charges	6.0	2.6
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(179.5)	(194.0)
Increase in residential land and lots – developed, under development, held for development and held for sale	(110.8)	(77.3)
(Increase) decrease in other assets	(2.9)	25.9
Decrease in mortgage loans held for sale	23.1	95.3
Decrease in accounts payable, accrued expenses and other liabilities	(43.5)	(14.1)
Net cash used in operating activities	(129.0)	(7.7)
INVESTING ACTIVITIES
Purchases of property and equipment	(11.3)	(18.3)
Decrease (increase) in restricted cash	0.4	(3.3)
Net principal increase of other mortgage loans and real estate owned	(3.0)	(1.2)
Payments related to acquisition of a business	—	(34.5)
Net cash used in investing activities	(13.9)	(57.3)
FINANCING ACTIVITIES
Proceeds from notes payable	490.0	—
Repayment of notes payable	(450.9)	(55.8)
Proceeds from stock associated with certain employee benefit plans	4.6	3.3
Excess income tax benefit from employee stock awards	1.2	0.9
Cash dividends paid	(22.8)	—
Net cash provided by (used in) financing activities	22.1	(51.6)
DECREASE IN CASH AND CASH EQUIVALENTS	(120.8)	(116.6)
Cash and cash equivalents at beginning of period	661.8	977.4
Cash and cash equivalents at end of period	$541.0	$860.8

D.R. HORTON, INC.
($’s in millions)

	NET SALES ORDERS
	Three Months Ended December 31,
	2014		2013
	Homes	Value	Homes	Value
East	970	$260.1	676	$191.5
Midwest	340	123.3	223	86.0
Southeast	2,227	568.9	1,614	409.3
South Central	2,366	568.8	1,879	414.2
Southwest	310	69.5	230	49.7
West	1,157	517.6	832	352.4
	7,370	$2,108.2	5,454	$1,503.1

	HOMES CLOSED
	Three Months Ended December 31,
	2014		2013
	Homes	Value	Homes	Value
East	1,088	$297.9	742	$190.1
Midwest	365	129.8	298	105.8
Southeast	2,380	615.6	1,846	447.3
South Central	2,555	572.7	2,006	420.6
Southwest	330	75.4	339	70.6
West	1,255	549.3	957	396.4
	7,973	$2,240.7	6,188	$1,630.8

	SALES ORDER BACKLOG
	As of December 31,
	2014		2013
	Homes	Value	Homes	Value
East	1,333	$379.0	929	$258.9
Midwest	502	184.7	381	139.6
Southeast	2,748	744.0	2,578	665.7
South Central	3,169	787.8	2,570	589.4
Southwest	405	90.2	366	75.1
West	1,128	540.6	860	384.8
	9,285	$2,726.3	7,684	$2,113.5